UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (IRS Employer Identification No.)

101 Crawfords Corner Road
Suite 4116
Holmdel, NJ 07733
(Address of principal executive offices)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2024, BIO-key International, Inc. (the “Company”) entered into and closed a Securities Purchase Agreement (the “Agreement”) with Fiber Food Systems, Inc., a Delaware corporation (the “Fiber Food”), and Boumarang Inc., a Delaware corporation (“Boumerang”).

Under the Agreement, Fiber Food sold 5 million shares of common stock of Boumarang (the “Boumerang Shares”) to the Company in exchange for 595,000 shares (the “Company Shares”) of common stock, $.0001 par value per share, of the Company, which represented 19.0% of Company’s issued and outstanding shares prior to the closing of the transaction. Fiber Food and the Company have agreed to collaborate regarding potential strategic and commercial transactions that could be mutually beneficial, including acquiring assets or equity interests in other operating companies. Fiber Food has also agreed to integrate the Company’s identity access management solutions into its offerings and introduce the Company to its customers, affiliates and business contacts who are potential users of the Company’s solutions, in each case pursuant to future definitive agreements.

Based on its due diligence, the Company has valued the Boumerang Shares received in the transaction at $5,000,000 or $1.00 per share, which is expected to increase the stockholders’ equity on the Company’s balance sheet by $5 million. In the event that at any time during the nine-month period after the closing of the transaction (the “Put Period”) the Company is required to value the Boumerang Shares at less than $5,000,000 on its balance sheet, the Company will have the right to cause Fiber Food to repurchase the Boumerang Shares from the Company in exchange for the return of the Company Shares. During the Put Period, the Company will hold the Company Shares and Fiber Food will be subject to a lockup prohibiting it from selling, offering to sell, agreeing to sell, pledging or otherwise transferring directly or indirectly, any of the Company Shares.

The Agreement contains a standstill which prohibits the Company, Fiber Food, Boomerang and their respective affiliates and representatives for a period of two years, from, among other things, initiating any business combination, restructuring, tender offer, proposal to seek representation on the board of directors, or any proxy solicitation, instigating, encouraging or assisting any third party from doing any of the forgoing, or acquiring any debt or equity securities of any other party.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements regarding the value of the Boumerang Shares, are forward-looking statements. The words “anticipate,” “believe,” “should,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, factors impacting the value of the Boumerang Shares, including its operations and prospects, its ability to execute its business plan, and market conditions, as well as numerous other matters of national, regional and global scale impacting the Company, including those set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company and it should be recognized that other factors, including general business and economic conditions, may be significant, presently or in the future. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 3.02 Unregistered Sale of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference.

The offer and sale of the Company Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising to one accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, without payment of discounts or commission to any person, in consideration of the Boumerang Shares. The Company Shares have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Item 7.01 Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release announcing the entry into the Securities Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated November 27, 2024, by and among BIO-key International, Inc., Fiber Food Systems, Inc. and Boumarang Inc. (filed herewith)

99.1	Press Release dated December 2, 2024 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: December 3, 2024
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer